EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Maxwell Technologies, Inc.
San Diego, California
We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-221478) and Forms S-8 (Nos. 333-226653, 333-221478, 333-41634, 333-53278, 333-86686, 333-86688, 333-126062, 333-144060, 333-168613, 333-194708, 333-202766, 333-204040, 333-204723, 333-205067, 333-212882 and 333-219790) of Maxwell Technologies, Inc. of our reports dated February 14, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Maxwell Technology, Inc.'s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP
San Diego, California

February 14, 2019